Form 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FactorShares Trust
(Exact name of the fund as specified in its Trust Instrument)

Delaware	46-0983196
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Penn Plaza, 36th Floor, New York, NY 10119
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
PureFunds ISE Diamond/Gemstone ETF	NYSE Arca
PureFunds ISE Mining Service ETF	NYSE Arca
PureFunds ISE Junior Silver (Small Cap Miners/Explorers) ETF	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-182274

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, each share with no par value, of FactorShares Trust (the “Trust”) to be registered hereunder is set forth in Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-182274; 811-22310), as filed with the Securities and Exchange Commission (“SEC”) on November 20, 2012.

The series of the Trust that are registering securities, and their I.R.S. Employer Identification Numbers, are as follows:

PureFunds ISE Diamond/Gemstone ETF	46-0927434
PureFunds ISE Mining Service ETF	46-0915966
PureFunds ISE Junior Silver (Small Cap Miners/Explorers) ETF	46-0910588

Item 2:	Exhibits.

1.  The Certificate of Trust dated June 30, 2009, as filed with the state of Delaware on July 1, 2009, for the Trust is included as Exhibit (a)(1) of the Trust’s Initial Registration Statement on Form N-1A as filed with the SEC via EDGAR Accession No. 0001354488-12-003313 on June 22, 2012.

2.  The Certificate of Amendment to the Certificate of Trust dated September 24, 2009, as filed with the State of Delaware on September 24, 2009, for the Trust is included as Exhibit (a)(2) of the Trust’s Initial Registration Statement on Form N-1A as filed with the SEC via EDGAR Accession No. 0001354488-12-003313 on June 22, 2012.

3.  The Trust’s Declaration of Trust is included as Exhibit (a)(3) of Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A as filed with the SEC via EDGAR Accession No. 0001354488-12-006099 on November 20, 2012.

4.  The Trust’s By-Laws are included as Exhibit (b) of Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A as filed with the SEC via EDGAR Accession No. 0001354488-12-006099 on November 20, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 21st day of November 2012.

FactorShares Trust

By:	/s/ Samuel Masucci, III
Name: Samuel Masucci, III
Title: President